Exhibit 99.1

News Release
For more information, please contact:
Media
Teresa Paulsen
Vice President, Corporate Communication
402-240-5210
teresa.paulsen@conagrafoods.com
Analysts
Chris Klinefelter
Vice President, Investor Relations
402-240-4154
chris.klinefelter@conagrafoods.com
www.conagrafoods.com

FOR IMMEDIATE RELEASE
CONAGRA FOODS UPDATES ANALYSTS AT CONSUMER CONFERENCE
OMAHA, Neb., Feb. 22, 2011 — Today ConAgra Foods (NYSE: CAG) will provide a company update to analysts and investors at the annual Consumer Analyst Group of New York Conference in Boca Raton, Fla. ConAgra Foods CEO Gary Rodkin and Chief Financial Officer John Gehring will present the company’s accomplishments and outlook.
Rodkin will discuss the company’s strong operating foundation, highlighting the progress in its Consumer Foods’ frozen food operations and growth opportunities in other areas of the business. Rodkin will also emphasize that in today’s inflationary environment, price increases are necessary; these increases are underway and should favorably impact the company’s results over the next few quarters.
Gehring will confirm that the company is on track to meet its fiscal 2011 EPS expectations, previously communicated as a low single-digit rate of EPS growth over the comparable $1.74 earned in fiscal 2010. He will note that specific projections for fiscal 2012 are still being developed. With regard to the long-term financial outlook, he will state:
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CONGRA FOODS

•	The company expects approximately 3% annual sales growth.

•	The company expects 6-8% EPS growth annually, adjusted for items impacting comparability.

•	The company expects Return on Invested Capital to be 13-14%.

•	Paying a top-tier dividend is a priority for the company.

•	The company expects to repurchase shares and invest in growth, both organically and through acquisitions, as opportunities arise.
As part of the company’s efficiency initiatives, Gehring will note a recently approved restructuring plan that will result in an estimated $65 million of pre-tax charges over an 18-month period. Approximately $25 million of these charges represent a cash outlay.
The presentation that accompanies today’s remarks will be archived on the company’s website under the section for Investors.
ConAgra Foods, Inc., (NYSE: CAG) is one of North America’s leading food companies, with brands in 97 percent of America’s households. Consumers find Banquet, Chef Boyardee, Egg Beaters, Healthy Choice, Hebrew National, Hunt’s, Marie Callender’s, Orville Redenbacher’s, PAM, Peter Pan, Reddi-wip, Slim Jim, Snack Pack and many other ConAgra Foods brands in grocery, convenience, mass merchandise and club stores. ConAgra Foods also has a strong business-to-business presence, supplying frozen potato and sweet potato products as well as other vegetable, spice and grain products to a variety of well-known restaurants, foodservice operators and commercial customers. For more information, please visit us at www.conagrafoods.com.
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CONGRA FOODS

Note on Forward-looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. The company undertakes no responsibility for updating these statements. Readers of this release should understand that these statements are not guarantees of performance or results. Many factors could affect the company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things: availability and prices of raw materials; the impact of the 2009 accident at the Garner, N.C., manufacturing facility, including the ultimate costs incurred and the amounts received under insurance policies; the effectiveness of its product pricing; future economic circumstances; industry conditions; the company’s ability to execute its operating and network optimization plans; the success of the company’s innovation, marketing, and cost-saving initiatives; the amount and timing of repurchases of the company’s common stock, if any; the competitive environment and related market conditions; operating efficiencies; the ultimate impact of the company’s product recalls; access to capital; actions of governments and regulatory factors affecting the company’s businesses, including the Patient Protection and Affordable Care Act; and other risks described in the company’s reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this release, which speak only as of the date of this release.
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CONAGRA FOODS

Regulation G Disclosure
Below is a reconciliation of diluted earnings per share adjusted for items impacting comparability.
FY10 EPS — Reconciliation for Regulation G Purposes

Total
FY10

Diluted EPS from continuing operations	$1.67
Items impacting comparability:
Expense related to unallocated mark-to-market impact of derivatives (Q1)	0.01
(Benefit) related to unallocated mark-to-market impact of derivatives (Q2)	(0.01)
(Benefit) related to gain on sale of Luck’s brand (Q3)	(0.02)
(Benefit) related to environmental liability estimates (Q3)	(0.02)
(Benefit) of lower-than-planned effective income tax rate (Q2, Q3, Q4)	(0.05)
Diluted EPS from Gilroy Foods & Flavors operations, reclassified to discontinued operations in Q4 FY10, but part of the company’s FY10 EPS guidance (Q4)	0.04
Expense related to Garner, N.C., and Edina, Minn., restructuring charges (Q3, Q4)	0.06
Expense related to impairment charge on an existing facility (Q4)	0.05
Expense related to tax credit transaction related to Delhi, La., sweet potato facility (Q4)	0.02
Rounding included in above items	(0.01)

Diluted EPS adjusted for items impacting comparability	$1.74

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